EXHIBIT 32.2
Certification of Chief Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report of Hillenbrand, Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Cynthia L. Lucchese, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
/s/ Cynthia L. Lucchese
Cynthia L. Lucchese
Senior Vice President and Chief Financial Officer
May 11, 2009
A signed original of this written statement required by Section 906 has been provided to Hillenbrand, Inc. and will be retained by Hillenbrand, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.